Exhibit 99.1

MPG OFFICE TRUST SETS JULY 17 AS DATE OF
SPECIAL MEETING OF STOCKHOLDERS

LOS ANGELES, June 7, 2013 – MPG Office Trust, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust (the “Company”), today announced the date of its Special Meeting of Stockholders.

The Special Meeting of Stockholders will be held on Wednesday, July 17, 2013, at 8:00 A.M., local time, at the Omni Los Angeles Hotel, located at 251 South Olive Street, Los Angeles, California 90012. At that time, holders of record of the Company’s common stock will be asked to consider and vote on the approval of:

•	The merger of MPG Office Trust, Inc. with and into Brookfield DTLA Fund Office Trust, Inc. and the other transactions contemplated by the merger agreement;

•
The adjournment of the Special Meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the merger and the other transactions contemplated by the merger agreement; and

•	On an advisory (non-binding basis), certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger.

The Company’s board of directors fixed the close of business on May 24, 2013 as the record date for the determination of common stockholders entitled to notice of, and to vote at, the Special Meeting and at any continuation, postponement or adjournment thereof.

About MPG Office Trust, Inc.
MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles Central Business District. MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, leasing and financing. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

Additional Information about the Proposed Transaction and Where to Find It
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger transaction, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). The Company also plans to file other relevant documents with the SEC regarding the proposed merger transaction. Separately, one of the subsidiaries of Brookfield Office Properties Inc., an Ontario corporation (“BPO”) will file Tender Offer materials with the SEC and the Company will file a Solicitation/Recommendation

Statement with respect to the Tender Offer. In addition, an affiliate of BPO will file a registration statement with the SEC relating to preferred stock of such affiliate that may be issued to holders of the Company’s 7.625% Series A Preferred Stock who do not tender into the Tender Offer. The Tender Offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement, as well as the related registration statement, will contain important information, which should be read carefully before any decision is made with respect to the Tender Offer. INVESTORS ARE URGED TO READ THE PROXY STATEMENT, THE TENDER OFFER DOCUMENTS, THE SOLICITATION/RECOMMENDATION STATEMENT, THE RELATED REGISTRATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement (when it becomes available), the Tender Offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents), the Solicitation/Recommendation Statement, the related registration statement and other relevant documents filed by the Company or BPO’s affiliates with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at http:// www.mpgoffice.com or by directing a written request to MPG Office Trust, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071, Attention: Peggy Moretti. Once filed with the SEC, copies of the Tender Offer materials and the Solicitation/Recommendation Statement, as well as the related registration statement, may also be obtained for free by contacting the Information Agent for the Tender Offer which will be named in the Tender Offer materials.

Participants in the Merger Solicitation
The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2013. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC when they become available. You may obtain free copies of these documents from the Company using the sources indicated above.

Forward-Looking Statements
In addition to historical information, this Current Report on Form 8-K (including information included or incorporated by reference herein) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended). These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which the Company operates and beliefs of and assumptions made by Company management, involve risks and uncertainties that could significantly affect the financial results of the Company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “projects,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.

Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving the Company. All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to rent and occupancy growth, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, there can be no assurance that such expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates; (ii) changes in financial markets, interest rates, credit spreads, and foreign currency exchange rates; (iii) changes in the real estate markets; (iv) maintenance of real estate investment trust status; (v) availability of financing and capital; (vi) risks associated with the ability to consummate the merger and the timing of the closing of the merger; and (vii) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time. The Company does not undertake any duty to update and revise statements contained in these materials based on new information or otherwise.

CONTACT:	MPG Office Trust, Inc.
Peggy Moretti
Executive Vice President, Investor and Public Relations
(213) 613-4558

MacKenzie Partners, Inc.
Amy Bilbija/Mark Harnett
(650) 798-5206/(212) 929-5877